Exhibit 10.5

EXCERPT FROM THE

MINUTES OF A REGULAR MEETING OF THE

BOARD OF DIRECTORS OF DUKE ENERGY CORPORATION

HELD ON MAY 12, 2005

Upon motion duly made and seconded, it was unanimously

RESOLVED, That the Directors’ Compensation and Benefits Programs be, and they hereby are, revised to allow for the increase in payment of the Board Retainer (stock) and Nuclear Oversight Committee attendance fees as set forth below:

Board Retainer (stock)	• $65,000 value (equity vehicle may vary)

Nuclear Oversight Committee Meeting Fee	• $3,000 for in-person meetings held in conjunction with Board meetings, including bifurcated meetings (e.g., meeting on day 1, with second meeting on day 2, both around Board meeting)

FURTHER RESOLVED, That all of the above-stated revisions are effective retroactive to May 1, 2005, except for the stock retainer, for which an award of 540 phantom stock units will be granted on May 12, 2005, (based on the May 11, 2005, closing price), to make up for the difference in the revised annual value and the value of the award made in February, 2005.